                                                                 EXHIBIT 10.2



                              PUT OPTION AGREEMENT


         AGREEMENT, dated August 27, 1999, between Premier Research Worldwide, Ltd, a Delaware corporation ("Company"), and Ira Lubert (the "Optionee").

         WHEREAS, the Optionee on this date has acquired 916,668 shares of the Common Stock of the Company (the "Shares"); and

         WHEREAS, the Company has granted to the Optionee a limited right to cause the Company to purchase the Shares, during the period, for the price and on the terms hereinafter provided.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Grant of Put Option. The Company hereby grants to the Optionee an option to require the Company to purchase all, but not less than all, of the Shares at an exercise price of $6.00 per share (the "Option"), which Option must be exercised, if at all, on or before September 15, 1999 (the "Option Period").

         2. Exercise of Option. Optionee may exercise the Option, in whole but not in part, by delivering to the Company, during the Option Period, written notice of exercise. The closing of the sale and purchase of the Shares pursuant to the Option will occur within 15 days following the delivery of such notice of exercise. At such closing (i) the Company will pay the aggregate price for the Shares in the immediately available funds and (ii) the Optionee will deliver to the Company the certificate or certificates representing the Shares accompanied by stock powers executed in blank and otherwise will take such action as may be necessary in order to transfer to the Company good and marketable title to the Shares, free and clear of all claims, liens and encumbrances of any nature.

         3. Representations. Each party hereto represents and warrants to the other that it has full power and authority to execute and deliver this Agreement and that this Agreement has been duly and validly executed and delivered by it and constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms.

         4. Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. This Agreement shall be construed in accordance with the laws of the State of Delaware. This Agreement may be executed in any number of counterparts each of which shall constitute one and the same instrument.

         IN WITNESS THEREOF, the parties have executed this Agreement as of the date first above written.

                                     PREMIER RESEARCH WORLDWIDE, LTD.

                                      s/ Joel Morganroath
                                      ----------------------------------------


                                     OPTIONEE:

                                     s/ Ira Lubert
                                     -----------------------------------------
                                     Ira Lubert

























                                       11